Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Spree Acquisition Corp. 1 Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (4)	Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee
Newly Registered Securities
	Equity	Class A Common Stock, par value $0.0001 per shares (1)	Rule 457(f)(i)	25,945,715	$10.35	(5)	$268,538,150.25		0.0001102		$29,592.91
Fees To Be Paid	Equity	Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 (2)	Rule 457(g)	10,472,858	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)
	Equity	Class A Common Stock issuable upon exercise of warrants (3)	Rule 457(g)	10,472,858	$11.536	(6)	$120,814,889.89		0.0001102		$13,313.80
Carry Forward Securities
Carry Forward Securities	—				—		—		—		—
	Total Offering Amounts						$389,353,040.14				$42,906.71
	Total Fees Previously Paid										$0.00
	Total Fee Offsets										$0.00
	Net Fee Due										$42,906.71

(1)	The number of shares of Class A common stock, par value $0.0001 per share (“New WHC Class A Common Stock”) of WHC Worldwide, Inc. (“New WHC”), being registered consists of (i) 20,000,000 Class A ordinary shares of Spree Acquisition Corp. 1 Limited (“Spree”) that were sold pursuant to Spree’s Registration Statement on Form S-1 (File No. 333-261367), each of which will automatically convert into shares of New WHC Class A Common Stock in the Domestication (as defined and described in the proxy statement/prospectus forming a part of this registration statement (the “proxy statement/prospectus”)), and remain outstanding following the Business Combination (as defined and described in the proxy statement/prospectus), (ii) 945,715 Class A ordinary shares of Spree included in private units that were issued to the Sponsor (as defined in the proxy statement/prospectus) in a private placement simultaneously with the closing of Spree’s initial public offering and (iii) 5,000,000 Class B ordinary shares of Spree that were issued to the Sponsor in a private placement prior to Spree’s initial public offering, each of which will automatically convert into shares of New WHC Class A Common Stock in the Domestication and will remain outstanding immediately following the Business Combination.

(2)	The number of warrants to acquire shares of New WHC Class A Common Stock being registered represents (i) 10,000,000 warrants issued in Spree’s initial public offering (the “Public Warrants”) and (ii) 472,858 warrants included in private units that were issued to the Sponsor in a private placement simultaneously with the closing of Spree’s initial public offering (the “Private Warrants” and, together with the Public Warrants, the “Spree Warrants”). The Spree Warrants will automatically be converted by operation of law into warrants to acquire shares of New WHC Class A Common Stock (the “New WHC Warrants”) as a result of the Domestication.

(3)	Represents shares of New WHC Class A Common Stock issuable upon the exercise of the New WHC Warrants. Each whole New WHC Warrant will entitle the warrant holder to purchase one share of New WHC Class A Common Stock at a price of $11.50 per share.

(4)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)	Calculated in accordance with Rule 457(f)(l) under the Securities Act, based on the average of the high and low prices of the Spree Class A ordinary shares on the New York Stock Exchange (“NYSE”) on February 8, 2023 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission).

(6)	Calculated in accordance with Rule 457(i) under the Securities Act, based on the sum of (i) the last trading price of the Spree Warrants on NYSE on January 27, 2023 (the most recent day of trading of the Spree Warrants) and (ii) the $11.50 exercise price of the New WHC Warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the New WHC Warrants has been allocated to the New WHC Class A Common Stock issuable upon exercise of the New WHC Warrants and included in the registration fee paid in respect of such shares of New WHC Class A Common Stock.